UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2006

POLYDEX PHARMACEUTICALS LIMITED
(Exact name of registrant as specified in its charter)

Commonwealth of the Bahamas	1-8366	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Comstock Road Toronto, Ontario, Canada	M1L 2H5
(Address of principal executive offices)	(Zip Code)

(416) 755-2231
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Dextran Products Limited (“Dextran”), a subsidiary of Polydex Pharmaceuticals Limited, is proceeding with renovations and refurbishments to its production facility located in Toronto, Ontario, Canada. In connection with these renovations and refurbishments, Dextran has entered into an Agreement with McDowell Electric Inc. (“McDowell”) for electrical contracting services and an Agreement with Harbridge & Cross Limited (“Harbridge”) for general contracting services. A copy of the Agreement with McDowell is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Agreement with Harbridge is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Agreement between Owner and Contractor, dated October 2, 2006, by and between Dextran Products Limited and McDowell Electric Inc.

99.2	Agreement between Owner and Contractor, dated October 4, 2006, by and between Dextran Products Limited and Harbridge & Cross Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2006

POLYDEX PHARMACEUTICALS LIMITED

By:	/s/ George G. Usher
George G. Usher
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Agreement between Owner and Contractor, dated October 2, 2006, by and between Dextran Products Limited and McDowell Electric Inc.

99.2	Agreement between Owner and Contractor, dated October 4, 2006, by and between Dextran Products Limited and Harbridge & Cross Limited.